UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 16, 2024

Magnera Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9335 Harris Corners Pkwy, Suite 300, Charlotte, North Carolina	28269
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 866 744-7380

Glatfelter Corporation
4350 Congress Street, Suite 600, Charlotte, North Carolina 28209
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	MAGN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Employment Agreement

On December 20, 2024, Magnera Corporation (“Magnera” or the “Company”) (previously known as Glatfelter Corporation) entered into an employment agreement with President and Chief Executive Officer, Curtis L. Begle (the “CEO Employment Agreement”). Under the CEO Employment Agreement, Mr. Begle is entitled to $1,000,000 in annual base salary and a target annual bonus of 100% of base salary. He is also eligible for annual long-term incentive grants equal to $4,600,000 and a one-time special award equal to $1,500,000 under the Magnera Corporation 2024 Omnibus Incentive Plan (the “Omnibus Incentive Plan”). The long-term incentive grants may be subject to both time-based and performance-based vesting criteria, as recommended by the Compensation Committee of the Company’s Board of Directors (“Board”) and approved by the Board. The one-term special award is subject to a three-year cliff vesting schedule. Mr. Begle will also be eligible for severance under the CEO Employment Agreement that is consistent with the benefits provided under the Magnera Executive Severance Plan described below, except that Mr. Begle may be eligible for the non-change in control severance benefits if a good reason event occurs. The terms of the CEO Employment Agreement contain customary proprietary rights, confidentiality and restrictive covenants in favor of the Company.

The foregoing description of the CEO Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the CEO Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 5.02.

Executive Severance Plan

Effective on December 16, 2024 the Company adopted the Magnera Corporation Executive Severance Plan (the “Executive Severance Plan”). Under the Executive Severance Plan, upon a termination without cause, eligible executives are entitled to one time base salary and bonus, plus a cash payment equal to 12 months of healthcare continuation coverage. The eligible executives are also eligible for a prorated target bonus for the year of termination. On a termination without cause or for good reason within 24 months of a change in control, eligible executives are entitled to two times base salary and bonus, plus a cash payment equal to 24 months of healthcare continuation coverage. The eligible executives are also eligible for a prorated target bonus for the year of termination.

The foregoing description of the Executive Severance Plan does not purport to be complete and is qualified in its entirety by reference to the Executive Severance Plan, a copy of which is attached hereto as Exhibit 10.2 and incorporated by reference into this Item 5.02.

Performance Share Award Agreement

Effective on December 16, 2024 the Company adopted a form performance share award agreement for awards granted under the Omnibus Incentive Plan. The foregoing description of the form performance share award agreement does not purport to be complete and is qualified in its entirety by reference to the form of award agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated by reference into this Item 5.02.

Equity Award Grants

On December 16, 2024, the Board, on the recommendation of the Compensation Committee, approved the following awards of performance share units (“PSUs”) to our executive officers under the Omnibus Incentive Plan:

Name	PSUs(1)
Curtis L. Begle	182,636
James Till	47,644
Tarun Manroa	35,733
David Parks	19,851
Eileen L. Beck	19,851
Achim Schalk	18,859
Jill L. Urey	15,881

(1)	The number of PSUs represents the target award and may be subject to a payout ranging from 0% to 200% of the target award, depending on the actual achievement of the performance goals at the end of the performance period. The PSUs vest based on actual performance at the end of the performance period, which is the three fiscal years (but accounting for the merger transaction closing in 2024 and the change in fiscal year end) beginning on November 4, 2024 and ending October 2, 2027. The PSUs represent 75% of the annual award value as previously disclosed in the Company’s Form 8-K, filed on November 4, 2024.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Number	Description
10.1	Employment Agreement, dated as of December 20, 2024, by and between Magnera Corporation and Curtis L. Begle
10.2	Magnera Corporation Executive Severance Plan
10.3	Form of Performance Share Award Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magnera Corporation

December 20, 2024	By:	/s/ Jill L. Urey
Name: Jill L. Urey
Title: Executive Vice President, General Counsel and Corporate Secretary